SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ambac Financial Group, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	13-3621676
(State of Incorporation or Organization)	(I.R.S. Employer Identification no.)

One State Street Plaza, New York, New York	10004
(Address of Principal Executive Offices)	(Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box.    ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(d), please check the following box.    ☐

Securities Act registration statement file number to which this form relates: 333-57206

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Each Exchange on Which to be so Registered
5.95% Debentures due February 28, 2103	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:

None

(Title of Class)

Item 1.    Description of Registrant’s Securities to be Registered

This Registration Statement relates to the 5.95% Debentures due February 28, 2103 of Ambac Financial Group, Inc. (the “Securities”). The description of the Securities to be registered hereunder is set forth under the caption “Description of the Debentures” in the Prospectus Supplement, dated February 25, 2003, supplementing the Prospectus, dated September 18, 2001 (the “Prospectus Supplement”), of the Registrant, which constitutes a part of the Registration Statement (the “Registration Statement”) on Form S-3 (File No. 333-57206) of the Registrant. The Registration Statement was initially filed with the Securities and Exchange Commission (the “Commission”) on March 19, 2001. The Prospectus Supplement, which was filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, is deemed to be incorporated herein by reference.

Item	2. Exhibits

Exhibit Number	Description of Exhibit
1.

Indenture, dated as of August 24, 2001, between the Registrant and The Chase Manhattan Bank, as Trustee (incorporated by reference to Amendment No. 2 to the Registration Statement on Form S-3 (File No.333-57206) filed with the Commission on August 27, 2001).

2.	Form of Debenture.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: February 26, 2003
AMBAC FINANCIAL GROUP, INC.

	By:	/S/ ANNE G. GILL

Name: Anne G. Gill Title: First Vice President, Secretary and Assistant General Counsel